Exhibit 23.8


                         INDEPENDENT AUDITORS' CONSENT

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference, in Post-Effective Amendment No. 2 to the Form S-4 Registration Statement filed by PriCellular Corporation (File No. 33-91006) , of our report dated December 16, 1995 relating to the financial statements of Dominion Cellular Inc. for the year ended September 30, 1995.


                                         /s/ Elliot H. Goldberg, CPA, PC

Rockville Centre, NY
January 21, 1997